PAGE

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to SS 240.14a-11(c) or SS 240.14a-12

                            Gibson Greetings, Inc.

               (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act  Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:

____________________________________________________________________________

      2)    Aggregate number of securities to which transaction applies:

____________________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

____________________________________________________________________________

      4)    Proposed maximum aggregate value of transaction:

____________________________________________________________________________

      5)    Total Fee Paid:

____________________________________________________________________________

[ ]   Fee paid previously with preliminary materials.




[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

____________________________________________________________________________

      2)    Form, Schedule or Registration Statement No.:

____________________________________________________________________________

      3)    Filing Party:

____________________________________________________________________________

      4)    Date Filed:

____________________________________________________________________________

PAGE

                         GIBSON GREETINGS, INC.
                           2100 Section Road
                        Cincinnati, Ohio  45237



                        NOTICE OF ANNUAL MEETING


     The Annual Meeting of Stockholders of Gibson Greetings, Inc. will be held in the Tyler Davidson II Room at The Westin Hotel, Cincinnati, Ohio, at 12:00 p.m., Eastern Daylight time, on May 23, 1996 for the following purposes:



     1. To elect three directors;

     2. To approve the Gibson Greetings, Inc. 1996 Nonemployee Director Stock Plan; and

     3. To transact such other business as properly may come before the meeting.

     Stockholders of record at the close of business on April 15, 1996 are entitled to receive notice of, and to vote at, the meeting.

______________________________________________________________________________


     BY ORDER OF THE BOARD OF DIRECTORS,                        April 26, 1996

     HAROLD L. CALDWELL

     SECRETARY

______________________________________________________________________________

         IMPORTANT:

         TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. THE ENCLOSED RETURN ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA.

______________________________________________________________________________

PAGE

                            GIBSON GREETINGS, INC.
                              2100 Section Road
                           Cincinnati, Ohio  45237
                                (513) 841-6600


                               PROXY  STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Gibson Greetings, Inc. of proxies to be voted at the Annual Meeting of Stockholders on May 23, 1996. Except as otherwise indicated, "the Company" as used herein refers to Gibson Greetings, Inc. and its subsidiary corporations taken as a whole. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 26, 1996.


                        OUTSTANDING VOTING SECURITIES

     The number of voting securities of the Company outstanding on April 15, 1996, the record date for the meeting, was 16,090,529 shares of common stock, $.01 par value, all of one class and each entitled to one vote. The holders of at least a majority of the outstanding shares of common stock must be represented in person or by proxy at the Annual Meeting for the meeting to be held.


                              PROXIES AND VOTING

     Stockholders are urged to: read carefully the material in this Proxy Statement; specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card; and sign, date and return the card in the enclosed stamped envelope. A stockholder who executes a proxy may revoke or revise that proxy in writing at any time before the meeting by notice to the Company's Secretary or may, by voting by ballot at the meeting, cancel any proxy previously returned.

     The Company's Proxy Committee consists of three individuals, each of whom is an officer of the Company. If a stockholder's proxy card is properly executed and returned, but no choice is specified, the shares will be voted by the Proxy Committee as recommended by the Company. At the present time it is intended that proxies which contain no instructions to the contrary will be voted "for" the nominees for director named in this Proxy Statement. Should any nominee not be available for election, the proxies will be voted for the election of such other person as may be recommended by the Company in place of such nominee. Proxy cards, unless otherwise indicated by the stockholder, also confer upon the Proxy Committee discretionary authority to vote all shares of the stock represented by the proxies on any matter which properly may be presented for action at the meeting. At the present time, the Company is not aware of any business or matter which properly may be presented for action at the meeting other than as is described in this Proxy Statement.

PAGE

     In accordance with the General Corporation Law of the State of Delaware and the Company's By-Laws, the affirmative vote of a plurality of the shares of the Company's common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be sufficient for election of the nominees as directors. Any other matter which might arise at the meeting would be determined by a vote of a majority of the shares of common stock present in person or represented by proxy and voting on that matter. Abstentions and broker non-votes have the effect of negative votes as to the election of directors but generally are deemed to be absent shares as to other matters. Votes at the meeting will be tabulated by financial officers of the Company, who act as Judges of Election. The Company has not established a system for confidential voting.


                         ATTENDANCE AT ANNUAL MEETING

     To ensure the availability of adequate space for stockholders wishing to attend the meeting, attendance may be limited to stockholders of record or their proxies, beneficial owners of the Company's stock having evidence of such ownership, and invited guests of Management. Please indicate whether you plan to attend the Annual Meeting by checking the appropriate box on the enclosed proxy card.


                            THE BOARD OF DIRECTORS

     Pursuant to the Delaware General Corporation Law, as implemented by the Company's Restated Certificate of Incorporation and By-Laws, all corporate powers are exercised, and the Company's business, property and affairs are managed, by or under the direction of the Board of Directors.

     Currently the Company has seven directors, divided into three classes, with Class I containing three directors and Classes II and III each composed of two directors. The nominees in Class I will be nominated for election as directors to serve until the Annual Meeting in 1999 and until their successors are elected and qualified. The directors in Class II will serve until the Annual Meeting in 1997 and the directors in Class III have been elected to serve until the Annual Meeting in 1998.

     Set forth below is certain information with respect to each of the nominees and continuing directors.


                                   Class I

                 (Nominees for election to serve until 1999)

     CHARLES D. LINDBERG, age 67. Mr. Lindberg has been a partner in the law firm of Taft, Stettinius & Hollister, counsel to the Company, for more than the past five years and currently serves as Managing Partner. He has been a director of the Company since May 1991 and has been a member of the Audit Committee since 1994.


PAGE

     ALBERT R. PEZZILLO, age 67. Mr. Pezzillo has been Chairman of the Board and Chief Executive Officer of the Company since February 1996. He was a business consultant from 1990 until 1996 after his retirement in 1990 from his position as Senior Vice President of American Home Products Corporation, a manufacturer and marketer of ethical pharmaceuticals, medical supplies and hospital, consumer health care, food and household products. Prior to joining American Home Products in 1981, he held a variety of executive positions with Warner Lambert Company and Colgate Palmolive Company. Mr. Pezzillo became a director of the Company in April 1990. He has been a member of the Audit Committee since 1990.

     C. ANTHONY WAINWRIGHT, age 62. Mr. Wainwright is currently Chairman of Harris, Drury, Cohen, Inc., an advertising agency located in Ft. Lauderdale, Florida. He was Chairman of Compton Partners, Saatchi & Saatchi (formerly Campbell-Mithun-Esty), a national advertising agency from 1994 to 1995 and was Vice Chairman of that company from 1989 to 1994. From 1980 until 1989 he was President, Chief Operating Officer and a director of The Bloom Companies, Inc., a holding company for a national advertising agency group. Prior to 1980, Mr. Wainwright held various executive positions with companies in the advertising and marketing industries. He is also a director of All-Comm Media Co., American Woodmark Corporation, Del Webb Corp. and Specialty Retail Group, Inc. He has been a director of the Company since March 1988 and has been a member of the Compensation Committee since 1993.


                                   Class II

                           (Terms expiring in 1997)

     GEORGE M. GIBSON, age 61. Mr. Gibson retired in 1992 from The Procter & Gamble Company, having served as its Vice President - Treasurer from 1987 to 1992 and as Vice President - Comptroller from 1973 to 1987. He was associated with Procter & Gamble, a manufacturer of consumer household products, for over 35 years. Mr. Gibson was elected a director of the Company on April 15, 1996 to fill a vacancy in the Class II directors.

     FRANK STANTON, age 66. Until his retirement in 1990, Mr. Stanton had served as Chairman and Chief Executive Officer of MRB Group, Inc., a
world-wide media and marketing research organization, which he founded in 1987. From 1974 until 1989 he was President and Chief Executive Officer of Simmons Market Research Bureau, a leading rating service for the magazine industry and now a subsidiary of MRB Group, Inc. He has been a director of the Company since June 1985. He has been a member of the Audit and Compensation Committees since 1986.


                                  Class III

                           (Terms expiring in 1998)

     BENJAMIN J. SOTTILE, age 58. Mr. Sottile served as the Company's Chairman of the Board, Chief Executive Officer and President from 1989, 1987 and 1986, respectively, until February 1996. He became a director of the Company in January 1987.


PAGE

     CHARLOTTE A. ST. MARTIN, age 50. Ms. St. Martin has been Executive Vice President, Operations and Marketing, of Loews Hotels since 1989. Previously she served Loews Hotels in a variety of other executive capacities. Loews Hotels owns and operates fourteen hotels nationally and internationally. Ms. St. Martin is also a former President of the Dallas Convention and Visitors' Bureau. She has been a director of the Company since August 1993 and a member of the Compensation Committee since 1994.

     Compensation of Directors. Since January 1, 1992, directors have been entitled to receive fees of $900 for each Board meeting attended and $650 for each committee meeting attended, plus reimbursement of expenses. In addition to these fees, the Company pays an annual fee of $13,500 for services of directors who are not employees of the Company and an annual fee of $2,500 per chairmanship to each committee chairman. In April 1996, the annual fee to nonemployee directors was increased to $18,000. Other fees remain unchanged. It is proposed that nonemployee directors be required to take one-half their annual retainer in shares of the Company's common stock. See "Approval of 1996 Nonemployee Director Stock Plan" below. Additionally, pursuant to the Company's 1989 Stock Option Plan for Nonemployee Directors (the "Directors Plan") each nonemployee director of the Company, at the close of business on the day of the Annual Meeting of Stockholders, receives an option to purchase 1,000 shares of common stock.

     Pending selection of a new chief executive officer, the Board of Directors established an Office of the Chairman in February 1996. Since that time, Mr. Pezzillo has served as Chairman and Chief Executive Officer of the Company, and Messrs. Stanton and Wainwright have served as members of the Office of the Chairman. Each is entitled to receive $900 per day devoted to the business of the Company.

     In order to continue to attract and retain outstanding individuals to serve as nonemployee directors of the Company ("Outside Directors"), the Company has a Retirement Plan for Outside Directors (the "Directors Retirement Plan"). Outside Directors are defined by the Directors Retirement Plan as directors not employed by the Company or a subsidiary and include former or retired employees if they are not vested under any other Company retirement plan. In order to qualify for benefits under the Directors Retirement Plan, an Outside Director must have served the Company as such for at least nine years. An Outside Director who does qualify for benefits under the Directors Retirement Plan will receive an annual benefit, payable quarterly for life, equal to the amount of the Company's annual fee (not including payments for serving as chairman of a Board committee) paid to Outside Directors on the date on which the Outside Director's service to the Company ceases (the
"Annual Retainer"). Benefits under the Directors Retirement Plan commence upon termination of service for directors who have attained age 65 and are payable beginning at age 65 to those whose services terminate prior to that age. Should an Outside Director who has qualified for benefits under the Plan die before receiving any benefits, the Outside Director's designated beneficiary or estate will be entitled to receive a payment equal to five times the Annual Retainer. Should an Outside Director die after the commencement of benefits but prior to having received them for five years, the beneficiary or estate will receive an amount equal to five times the Annual Retainer less any benefits already paid.


PAGE

     Meetings; Committees of the Board. The Board of Directors held ten meetings in 1995. The Board of Directors currently has an Audit Committee and a Compensation Committee. The Audit Committee deals with financial reporting and control of the Company's assets. This Committee, consisting of Frank Stanton, Chairman, Charles D. Lindberg and Albert R. Pezzillo in 1995, held five meetings during that year. The Compensation Committee, composed in 1995 of C. Anthony Wainwright, Chairman, Charlotte A. St. Martin and Frank Stanton, sets cash compensation for the Company's executive officers and certain other key employees, approves terms and conditions of employment contracts for certain key executives and establishes terms and conditions of the Company's bonus and retirement plans. The Committee also administers all of the Company's Stock Option and Incentive Plans (except the Directors Plan, which is administered by the full Board), selects the persons to whom awards will be made under those Plans and, subject to the limitations imposed by the Plans, establishes the terms and conditions of each award. The Compensation Committee held five meetings in 1995. Each incumbent director attended at least 75% of the aggregate of the total number of Board of Directors meetings which he or she was eligible to attend and the total number of meetings of committees of the Board on which the director served during the 1995 calendar year.


                         APPROVAL OF 1996 NONEMPLOYEE
                             DIRECTOR STOCK PLAN

     On April 17, 1996, the Board of Directors adopted, subject to stockholder approval, the Gibson Greetings, Inc. 1996 Nonemployee Director Stock Plan (the "Plan"). The full text of the Plan is set forth as Exhibit A to this Proxy Statement, and the following summary is qualified in its entirety by reference to the terms of the Plan.

     The purpose of the Plan is to promote the Company's long-term growth by increasing ownership of the Company's common stock by its nonemployee directors. The Plan provides that, at the close of business on the date of each annual meeting of stockholders, each nonemployee director will receive shares of Gibson common stock having an aggregate fair market value equal to 50% of the annual retainer payable to nonemployee directors during the following twelve month period. Cash annual retainer payments over the following twelve months will be reduced accordingly. Therefore, each nonemployee director will be required to take one-half of his or her annual retainer in shares of the Company's common stock.

     The Plan defines "annual retainer" as the annual cash retainer fee payable to a nonemployee director for his or her services as a director, but not including meeting fees and fees paid for chairmanships of committees of the Board. The Company's annual retainer has been set at $13,500 since January 1, 1992; in April 1996, it was increased to $18,000. The Company's current nonemployee directors are Ms. St. Martin and Messrs. Gibson, Lindberg, Pezzillo, Stanton, and Wainwright. Based upon the last sales price of $13 5/8 for the common stock on the Nasdaq National Market on April 15, 1996, each nonemployee director would receive 660 shares of common stock in lieu of $9,000 of their annual retainer. The Plan provides for the issuance of up to 60,000 shares of common stock, as presently constituted.


PAGE

     The Company currently does not intend to register the shares of common stock issuable pursuant to the Plan under the Securities Act of 1933. Therefore, shares received will be restricted and will be subject to the holding periods and other limitations on resale imposed by Rule 144 under that Act.

     If approved by stockholders at the Annual Meeting, the Plan will become effective immediately. The Plan may be amended by the Board of Directors from time to time, subject to certain stockholder approval and other requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and may be terminated by action of the Board at any time. If not sooner terminated, it will expire in ten years.

     The value of shares of common stock received by nonemployee directors pursuant to the Plan will constitute ordinary income to such persons and will be compensation expense to the Company.

     The Board of Directors intends to cause the following resolution to be presented to stockholders for action at the Annual Meeting. The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote will be required for approval, with abstentions having the effect of votes against the proposal and broker non-votes deemed to be absent shares.

          RESOLVED, that the Gibson Greetings, Inc. 1996 Nonemployee Director Stock Plan be, and it hereby is, approved and adopted.

     The Board of Directors recommends a vote "FOR" approval and adoption.


                            EXECUTIVE COMPENSATION
                            AND OTHER INFORMATION

     Summary Information. The following table sets forth, for each of the three years in the period ending December 31, 1995, amounts of cash and certain other compensation paid by the Company in respect of the year to (i) Benjamin J. Sottile, the Company's Chief Executive Officer until February 1996, (ii) each of the two other executive officers of the Company who were serving as executive officers at the end of 1995 and whose 1995 salary and bonus exceeded $100,000, and (iii) Nelson J. Rohrbach, an executive officer of the Company until November 1995. These persons are sometimes referred to hereafter as the "named executive officers."

PAGE

                                    Summary Compensation Table
                                                                    Long Term
                                                                   Compensation
                                     Annual Compensation              Awards
                                ------------------------------   ------------------
                                                                            Secur-
                                                       Other                 ities      All
                                                       Annual    Restricted  Under-    Other
                                                       Compen-   Stock       lying     Compen-
Name and Principal                Salary     Bonus     sation    Award(s)   Options    sation
Position                  Year     ($)        ($)      ($)(1)      ($)        (#)      ($)(2)
- -----------------------   ----   --------   --------   -------   -------   --------   --------
Benjamin J. Sottile       1995   $472,250   $ 69,000     ---       ---        ---     $ 53,025
Chief Executive Officer
                          1994   $462,900      ---       ---       ---       30,000   $ 53,025

                          1993   $427,400   $260,000     ---       ---        ---     $ 53,669

William L. Flaherty       1995   $210,000   $160,000   $16,110     ---        ---     $ 22,115
Vice President
                          1994   $179,375      ---     $24,353     ---       12,000   $ 52,781

                          1993   $ 20,641   $ 50,000     ---       ---       15,000   $  6,300

Stephen M. Sweeney        1995   $154,000   $ 80,000     ---       ---        ---     $  5,283
Vice President
                          1994   $154,000      ---       ---       ---       12,000   $  5,283

                          1993   $142,875   $ 85,000     ---       ---        ---     $  5,378

Nelson J. Rohrbach (4)    1995   $209,091      ---     $ 4,952     ---        ---     $259,427
Vice President
                          1994   $228,702   $103,125   $ 9,402     ---       45,000   $ 28,319

                          1993   $108,173   $ 30,000     ---       ---         ---    $  1,440


PAGE

[FN]
____________________________

     (1) For 1995, perquisites did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive officer.

     (2) For 1995, includes the following: (i) matching contributions to the Company's Matched PaySaver (401(k)) Plan on behalf of each of Messrs. Sottile ($1,125), Flaherty ($1,125), Sweeney ($1,125) and Rohrbach ($1,575) in respect of their 1995 contributions to the Plan; (ii) group term life insurance payments for Mr. Sottile ($5,400), Mr. Flaherty ($2,088), Mr. Sweeney ($4,158) and Mr. Rohrbach ($5,119); (iii) whole-life insurance premiums of $46,500 for the benefit of Mr. Sottile; (iv) reimbursement of temporary living and travel expenses of $18,902 for Mr. Flaherty and $12,733 for Mr. Rohrbach; and (v) termination costs of $240,000 for Mr. Rohrbach.
PAGE

     Stock Options. The Company has six existing plans pursuant to which options for shares of common stock may be granted to key employees. These are the 1982, 1983, 1985 and 1987 Stock Option Plans and the 1989 and 1991 Stock Incentive Plans (together, the "Plans"). None of the Plans provides for the grant of stock appreciation rights ("SARs"). No stock options were granted under the Plans to the named executive officers during the year ended December 31, 1995.

     With respect to each named executive officer, the following table sets forth information concerning unexercised options held at December 31, 1995. No named executive officer exercised options during 1995.

                Aggregated Option Exercises in Last Fiscal Year
                           and FY-End Option Values

                                                      Number of
                                                     Securities
                                         Value       Underlying        Value of
                                      Realized ($)   Unexercised       Unexercised
                                        (Market        Options         In-the-Money
                                        Price on      at FY-End        Options at
                          Shares        Exercise        (#)              FY-End
                         Acquired         Less                             ($)
                       on Exercise      Exercise     Exercisable/      Exercisable/
Name                       (#)           Price)      Unexercisable     Unexercisable
- -------------------    -----------    -----------    --------------    -------------
Benjamin J. Sottile        ---            ---        230,000/20,000    $51,563/---

William L. Flaherty        ---            ---         14,000/13,000        ---/---

Stephen M. Sweeney         ---            ---         28,500/8,000      $4,125/---

Nelson J. Rohrbach(1)      ---            ---            ---/---           ---/---


[FN]

     (1) All options terminated unexercised prior to fiscal year-end as a result of Mr. Rohrbach's termination of employment with the Company.


     Pension Plans. The Pension Plan Table set forth below shows estimated annual pension benefits payable to a covered participant under the Company's Retirement Income Plan (the "Retirement Plan"), a qualified defined benefit pension plan, and under the Gibson Greetings, Inc. ERISA Makeup Plan (the "Makeup Plan"), a nonqualified supplemental pension plan providing benefits that would otherwise be denied participants because of certain Internal Revenue Code limitations on qualified plan benefits. Benefits shown are computed as a straight life annuity for an employee retiring at age 65 in 1996 with no offsets.

PAGE

                             Pension Plan Table

                                         Years of Service
                -------------------------------------------------------------------------------
Remuneration       5          10          15          20          25          30          35
- ------------    -------    --------    --------    --------    --------    --------    --------
  $ 200,000     $14,190    $ 28,380    $ 42,570    $ 56,760    $ 70,950    $ 85,140    $ 99,330
    300,000      21,690      43,380      65,070      86,760     108,450     130,140     151,830
    400,000      29,190      58,380      87,570     116,760     145,950     175,140     204,330
    500,000      36,690      73,380     110,070     146,760     183,450     220,140     256,830
    600,000      44,190      88,380     132,570     176,760     220,950     265,140     309,330
    700,000      51,690     103,380     155,070     206,760     258,450     310,140     361,830
    800,000      59,190     118,380     177,570     236,760     295,950     355,140     414,330
    900,000      66,690     133,380     200,070     266,760     333,450     400,140     466,830
  1,000,000      74,190     148,380     222,570     296,760     370,950     445,140     519,330


     Benefits under the Retirement and Makeup Plans are based upon the highest average sixty consecutive months' salary and bonus (as shown on the Summary Compensation Table) during the 120 months immediately preceding retirement. Compensation covered by the Plans at the end of 1995 for each named executive officer is as follows: Mr. Sottile, $861,731; Mr. Flaherty, $269,013; and Mr. Sweeney, $223,940. For the purpose of computing a benefit under the table above, on December 31, 1995, Mr. Sottile had 9 years of credited service, Mr. Flaherty, 2 years, and Mr. Sweeney, 8 years. Covered compensation amounts differ from amounts shown on the Summary Compensation Table due to differences in the recognition of pensionable earnings.

     In addition to the Retirement Plan and the Makeup Plan, certain executives designated by the Compensation Committee are eligible for benefits under the Company's Supplemental Executive Retirement Plan (the "SERP"), which was adopted to attract and retain highly qualified executives by providing retirement benefits at levels which the Company believes to be competitive. A participant in the SERP who retires at age 65 is entitled to receive supplemental retirement benefits equal to the difference between (i) that percentage of the participant's final monthly average earnings (as defined in the Retirement Plan without regard to certain limitations imposed by the Internal Revenue Code on qualified plans) determined by crediting 2%, 1-2/3% and 1-1/3% per year, respectively, for each of the first 10, next 10 and next 10 years of credited service, up to a maximum of 30 years of credited service (the "SERP percentage") and (ii) the aggregate of the participant's monthly benefits from the Retirement Plan and the Makeup Plan plus supplemental retirement benefits under any individual agreement with the Company. The SERP provides for adjustments to the basic benefit formula in the event of a participant's early retirement, disability retirement, death or other termination of employment. At the normal retirement age each named executive officer's years of credited service and SERP percentage would be as follows:
Mr. Sottile, 11 years and 22%; Mr. Flaherty, 19 years and 36%; and Mr. Sweeney, 14 years and 26%.

     At  the  time  of  his  termination  of  employment with the Company, Mr.
Rohrbach  had  vested  benefits  aggregating  $132,385  under  the   Company's
retirement plans.

PAGE

     Employment Contracts. Each of the named executive officers has or had an employment agreement with the Company. The Company has an employment agreement with Benjamin J. Sottile which was entered into as of April 1, 1993, and which, by its terms, continues for a five-year period, subject to the Company's right to terminate Mr. Sottile's employment prior to that time. The Company has notified Mr. Sottile that his employment is terminated under that agreement as of June 15, 1996. The agreement provides that Mr. Sottile is entitled to receive his base salary (currently $460,000), incentive compensation and fringe benefits in the amount and manner as if both parties had fully performed their obligations under the agreement for the length of the contract term, i.e. until March 31, 1998. It is the Company's position that any incentive compensation is discretionary with the Compensation Committee and that certain payments provided for in the agreement based upon a change of control of 50 percent or more of the voting power of the Company's securities will not be applicable after June 15, 1996. The Company intends to pay Mr. Sottile's base salary and certain fringe benefits through March 31, 1998; to the extent that Mr. Sottile is ineligible, due to his termination of employment, to participate in certain plans, the Company will provide suitable substitute benefits. It is the Company's understanding that Mr. Sottile disagrees with the Company's position on various of these items.

     Mr. Flaherty's employment agreement currently expires on November 17, 1996 and continues indefinitely thereafter until terminated by the Company upon one year's advance written notice or as otherwise provided therein. The agreement provides for an annual salary of $175,000, subject to increase by the Company from time to time, and participation in the Company's incentive bonus plan. It also provides for severance pay equal to six months' salary in the event of death and for a payment equal to three times annual salary then in effect in the event of termination of employment under certain circumstances after a change in control of the Company.

     Mr. Sweeney's employment agreement provides for a base annual salary of $136,000, subject to increase by the Company from time to time, and for participation in the Company's incentive bonus plan. Generally, the agreement is subject to termination by the Company upon one year's advance written notice and as is otherwise provided therein. Mr. Sweeney's agreement also provides that he is entitled to one year's salary (subject to offset under certain circumstances) if he is not retained in substantially the same capacity and salary for at least six months after any person becomes the beneficial owner of 50% or more of the Company's securities and that, upon the occurrence of a change in controlling ownership of the Company or a sale of all or substantially all of the assets of the Company, the term of the agreement is extended for two years and thereafter is subject to termination upon six months' prior written notice.

     Mr. Rohrbach, who was President and Chief Executive Officer of the Company's former subsidiary Cleo, Inc., had an employment agreement with the Company for a three-year term expiring May 31, 1997. The agreement provided for an annual salary of $240,000, subject to review from time to time, and for participation in the Company's incentive bonus plan. In connection with his termination of employment with the Company, Mr. Rohrbach received one year's annual salary paid upon the completion of the sale of Cleo.

     The Company's employment agreements also generally provide additional miscellaneous compensation in the form of some combination of perquisites such as club membership fees, use of automobiles, insurance benefits and tax and estate planning services.

PAGE

     Thomas M. Cooney, a director of the Company through June 1995, is entitled, under the terms of his prior employment agreements with the Company, to receive periodic payments, which began in 1991 and will continue through 2000, aggregating $1,005,000. As of April 15, 1996, $335,000 remained to be paid pursuant to these agreements.

     Certain Transactions. During 1995 the Company utilized the real estate services of The Staubach Company (of which Roger T. Staubach, a director of the Company until June 1995, is Chairman and Chief Executive Officer) for various real estate sale and lease transactions. Fees in the amount of $197,259 were earned during 1995 by The Staubach Company in connection with these transactions.

     Report of the Compensation Committee on Executive Compensation. The Compensation Committee submits this report, which covers the objectives and components of the Company's Executive Compensation Program, 1995 actions taken by the Company and the Chief Executive Officer's compensation.

Objectives of the Executive Compensation Program

     * To provide compensation opportunities that approximate those offered by successful consumer products companies, so that the Company can attract and retain the key executive talent needed to achieve its goals.

     * To reward executives for achieving the financial goals of the Company and its business units and for accomplishing their individual goals that relate to improved management of internal operations and to the needs of the Company's customers.

     * To motivate executives to take a long-term view of the Company's opportunities, so as to produce long-term value for shareholders.


Components of the Executive Compensation Program

     The executive compensation program is  comprised of four elements:   base
salary, annual incentives, long-term incentives, and benefits.

     Base Salaries. Generally, minimum base salaries for the Company's executive officers are established in employment agreements with the Company. Base salaries are targeted at the 50th percentile of those provided by other consumer products companies with which the Company competes for key executive talent. Levels of salary of various jobs are reviewed periodically to determine their competitiveness. Executives' salaries are reviewed every 15 months, and are subject to adjustment based on the general movement in salaries in the job market, as well as the individuals' job performance, their relative contributions to the Company, and changes in their job responsibilities and accountabilities. These reviews are subjective in the sense that they are not based upon predetermined specific criteria. Because the Company competes with a wide and diverse range of consumer products companies for executive talent, the group of companies used for compensation comparisons is not the same as that believed appropriate for a comparison of shareholder returns in the Performance Graph shown below, although there may be some overlap between the groups.

PAGE

     Annual Incentives. The Company places significant emphasis on achieving its annual profit objectives. Accordingly, under the annual incentive plan, specific targeted levels of before-tax income are established for each fiscal year at both the corporate and division levels. A pool for incentive awards is funded after year-end results are known, with the size of the pool calculated based upon the achievement of predetermined percentages of the target levels. Individual awards are made from this pool, with the size of each award based on (1) the objective level of corporate/division profitability and (2) a subjective assessment of the individual's contributions to the business.

     Eligibility for annual incentive awards is limited to key executives who play important roles in the achievement of the Company's objectives. In addition, other managers may receive incentive awards in a particular year, to reward their extraordinary results or achievements for that year.

     Achievement of target incentives (for meeting the Company's demanding profit objectives) can place executives' annual cash compensation (that is, base salary plus annual incentive award) somewhat above the median for competitive practice.

     Long-Term Incentives. The Company provides two different types of long-term incentives to its senior executives: (1) stock options (nonqualified and incentive stock options), which are typically awarded every other year, and (2) restricted stock grants, awarded on a selective basis, and only to the most senior executives.

     Eligibility for long-term incentives is targeted to key corporate and division executives and managers who can have a significant effect on the achievement of the Company's long-term strategic objectives. The use of Company stock as a key element of the executive compensation program is intended to strengthen the link between the interests of senior management and the Company's shareholders. Long-term incentives are granted based upon a subjective assessment of the individual's performance and responsibilities.

     Benefits. The Company's benefits program is comprised of retirement income and group insurance plans. The objective of the program is to provide executives with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability, and ill health) that can interrupt their employment and/or income.

     The Company's retirement income program consists of two tax-qualified plans (a defined benefit pension plan and a matched savings plan) that cover all salaried full-time employees, including the Company's executives, and two non-tax-qualified plans for executives (an ERISA "Makeup" plan, that restores defined benefit pension benefits denied by the federal tax laws, and a supplemental defined benefit retirement plan).

     The group insurance program consists of life, disability, and health insurance benefit plans that cover all salaried full-time employees, including the Company's executives. The employment agreements of individual executive officers may also provide for perquisites in the form of supplemental insurance benefits and/or Company payment of the premiums relating to insurance benefits.

PAGE

1995 Actions

     In December 1994, in response to the decline in profitability for the year, senior management undertook a broad-based cost reduction program. As part of that program, the salaries of Benjamin J. Sottile, the Chairman of the Board, President and Chief Executive Officer, all other named executive officers and most employees of the Company were indefinitely frozen effective December 31, 1994, although certain of the named executives received salary increases during the course of 1994 based upon factors described earlier under the description of "Base Salaries." Differences shown on the Summary Compensation Table between 1994 and 1995 salaries reflect the effects of a full year during 1995 at the increased base salary levels established in 1994. Consistent with the Company's cost reduction program, none of the named executive officers received a salary increase in 1995. After the end of the year, and based upon the profitability of the Company's on-going operations, annual incentive awards were granted to certain executive officers in March 1996 in respect of their 1995 performance. In addition, the wage freeze implemented at the end of 1994 was lifted during early 1996 and the granting of appropriate salary increases resumed.

     In August 1995, due to uncertainties surrounding the Company's future ownership, the Board of Directors passed a resolution entitling certain officers and employees remaining in the Company's employment through April 1, 1996 to a bonus equal to 15% of salary. The resolution provided that any annual incentive awards granted with respect to 1995 would be correspondingly reduced by amounts received in accordance with the resolution.

     The Company does not anticipate that the total annual taxable compensation of any of its executive officers will exceed $1,000,000 in 1996 or the near term. Therefore, it expects that all taxable compensation for these individuals will be tax-deductible to the Company. The Company intends to preserve its tax deduction for executive officers and to take steps necessary to do so if and as appropriate.


CEO Compensation

     As previously noted, Mr. Sottile's salary was frozen as part of a December 1994 cost reduction program and he received no base salary increase in 1995.

     Mr.  Sottile's  employment  agreement  provides  for  his  eligibility to participate in the Company's executive bonus plan. Mr. Sottile did not receive an annual incentive award with respect to 1995. He received a bonus of $69,000 in accordance with the August 1995 Board resolution described above.


     Compensation Committee  C. Anthony Wainwright, Chairman
                             Charlotte A. St. Martin
                             Frank Stanton


PAGE

     Performance Graph. The following graph and table compare, over the period shown, the cumulative total stockholder return of the Company's common stock to the cumulative total return of companies included in the Standard & Poor's 500 Stock Index and in a peer group index. (1) In each case it is assumed that $100 was invested on December 31, 1990 and that all dividends were reinvested.

                      [graph to be inserted]


                            1990     1991     1992     1993     1994     1995
                           ------   ------   ------   ------   ------   ------
 Gibson Greetings, Inc.    100.00   111.06    77.39    88.95    63.61    69.00
 S&P 500  Index            100.00   130.47   140.41   154.56   156.66   215.45
 Peer Group Index          100.00   123.80   132.08   137.20   117.02   122.00


[FN]

     (1) The peer group is composed of companies having seasonal businesses which market consumer products through similar channels of distribution. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a group average. The members of the group are as follows: Action Industries, Inc., American Greetings Corporation, A.T. Cross & Co., CSS Industries, Inc., Devon Group, Inc., Fisher-Price, Inc., C.R. Gibson Co., Handleman Co., Jostens, Inc., Russ Berrie & Co., Inc., Tyco Toys, Inc. and Western Publishing Group, Inc.

PAGE

                          PRINCIPAL STOCKHOLDERS AND
                            HOLDINGS OF MANAGEMENT

     The following table sets forth certain information with regard to the beneficial ownership of the Company's common stock by (i) each of the Company's stockholders known to hold more than 5% of the outstanding shares of common stock, (ii) except as noted, each director and nominee and each executive officer named on the Summary Compensation Table, individually, and
(iii) all directors and executive officers as a group. Information relating to the Company's directors and executive officers is as of March 31, 1996. Information on 5% stockholders is as reported by them to the Company subsequent to December 31, 1995.

                                                         Beneficial Ownership (1)(2)(3)
                                                         ------------------------------
                                                           Number of
Name                        Position                        Shares           Percent
- ------------------          ------------------------       ---------         -------
 GSB Investment
  Management, Inc.
  301 Commerce Street,
  Suite 1501
  Ft. Worth, Texas 76102                                   1,176,317           7.3%
 John Hancock Mutual
  Life Insurance Company
  and subsidiaries,
  John Hancock Place
  P.O.Box 111
  Boston, Massachusetts 02177                              1,414,804           8.8%
 Heartland Advisors, Inc.
  790 North Milwaukee Street
  Milawaukee, Wisconsin 53202                              1,560,000           9.7%
 The Prudential
  Insurance Company
  of America
  Prudential Plaza
  Newark, New Jersey 07102                                 3,088,000          19.2%
 Sanford C. Bernstein & Co., Inc.
  One State Street Plaza
  New York, New York 10004                                   952,863           5.9%

PAGE

 Albert R. Pezzillo          Chairman of the Board and
                                 Chief Executive Officer       7,700
 George M. Gibson            Director                             -
 Charles D. Lindberg         Director                          4,600
 Benjamin J. Sottile         Director                        255,000           1.8%
 Charlotte A. St. Martin     Director                          2,000
 Frank Stanton               Director                         12,300
 C. Anthony Wainwright       Director                          7,100
 William Flaherty            Senior Vice President -
                                 Finance                      14,000
 Stephen M. Sweeney          Vice President -
                                 Human Resources              33,500

 All directors and executive
  officers as a group
  (9 persons)                                                336,200            2.1%

[FN]

     (1) Except as indicated, the percentage of shares held by each person is less than 1%. Includes shares which may be purchased upon exercise of presently exercisable options and options exercisable within 60 days after March 31, 1996, in the following amounts: Mr. Sottile, 230,000 shares; Messrs. Stanton and Wainwright, 7,000 shares each; Mr. Pezzillo, 6,000 shares; Mr. Lindberg, 4,000 shares; Ms. St. Martin, 2,000 shares; Mr. Flaherty, 14,000 shares; Mr. Sweeney, 28,500 shares; and all directors and executive officers as a group, 298,500 shares. No information is presented for Mr. Rohrbach whose employment with the Company terminated prior to March 31, 1996.

     (2) Includes the following numbers of shares as to which beneficial ownership is disclaimed: 300 shares held by the wife of Mr. Stanton and 100 shares held by the wife of Mr. Wainwright.

PAGE

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of security ownership and changes in such ownership with the Securities and
Exchange Commission (the "SEC"). These persons also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of such forms and written representations from its executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with on a timely basis during and for 1995.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants are selected by, and serve subject to change by, the Board of Directors. The Board has voted to appoint Deloitte & Touche LLP, Certified Public Accountants ("Deloitte & Touche"), as independent public accountants of the Company for the year 1996.
Representatives of Deloitte & Touche are expected to be present at the meeting, with the opportunity to make a statement if they desire. Additionally, they will be available to respond to appropriate questions from stockholders.

     The firm  of Deloitte  & Touche  was engaged  as the  Company's principal independent public accountants on October 3, 1994. Previously, through September 29, 1994, Arthur Andersen & Co. LLP ("Arthur Andersen") had served the Company in this capacity since 1990. The decision to dismiss Arthur Andersen and to engage Deloitte & Touche was made upon the recommendation of the Audit Committee.

     During the fiscal year 1994 interim period preceding September 29, 1994, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure ("disagreements"), which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of such disagreements in connection with its report.


PAGE

     During the same period of time, no event listed in (A) through (D) below (a "reportable event") occurred; namely, (A) Arthur Andersen having advised the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist; (B) Arthur Andersen having advised the Company that information had come to Arthur Andersen's attention that had led it to no longer be able to rely on management's representations or that made it unwilling to be associated with the financial statements prepared by management (C) both (1) Arthur Andersen having advised the Company that the scope of Arthur Andersen's audit needed to be expanded significantly or that information had come to Arthur Andersen's attention during such time period that if further investigated might (i) have materially impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that might have prevented it from rendering an unqualified audit report on those financial statements) or (ii) caused Arthur Andersen to be unwilling to rely on management's representations or be associated with the Company's financial statements and (2) due to Arthur Andersen's dismissal, or for any other reason, Arthur Andersen not have so expanded the scope of its audit or conducted such further investigation; or (D) both (1) Arthur Andersen having advised the Company that information had come to Arthur Andersen's attention that it had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report and (2) due to Arthur Andersen's dismissal, or for any other reason, the issue not having been resolved to Arthur Andersen's satisfaction prior to its dismissal. It should be noted that, in its recommendations to management presented to the Audit Committee of the Board of Directors of the Company on April 21, 1994, Arthur Andersen indicated that the existence of the unauthorized transactions described in the Company's Current Report on Form 8-K dated March 4, 1994 constituted a "reportable condition" under the standards established by the American Institute of Certified Public Accountants; however, the Company does not believe that this reportable condition constitutes a "reportable event" as described above. Also, the Company announced on July 1, 1994 that the value of the inventory at its Cleo, Inc. subsidiary had been overstated for the yearend 1993 by approximately $8.8 million. Upon initial discovery of a possible problem related to Cleo's inventory, the Company promptly notified Arthur Andersen of the same and Arthur Andersen participated in the investigation that led to the July 1, 1994 announcement. As a result of the inventory overstatement, the Company determined to restate it financial statements for the period ended September 30, 1993, December 31, 1993 and March 31, 1994, and such restatement resulted in the reissuance by Arthur Andersen of its opinion regarding the Company's financial statements for the year ended December 31, 1993, as restated.

     The termination of Arthur Andersen did not result from any "disagreement" (as defined above) but reflected the Company's dissatisfaction with the level of performance of audit services by Arthur Andersen.

PAGE

     During the fiscal year 1994 interim period prior to September 29, 1994, neither the Company nor anyone acting on its behalf consulted Deloitte & Touche regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, where either a written report was provided to the Company or oral advice was provided that Deloitte & Touche concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or a "reportable event" as noted in the preceding paragraphs.


                          PROXY STATEMENT PROPOSALS

     Stockholder proposals will be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting if they are received by the Company before the close of business on December 24, 1996.


                      PROXY SOLICITATION AND REVOCATION

     The solicitation of the enclosed proxy is being made on behalf of the Board of Directors, and the Company will bear the cost of solicitation. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies personally, by telephone or by telegraph. The Company will reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in sending proxy material to beneficial owners. To assist in the solicitation of proxies, the Company has engaged Georgeson & Company, Inc. for a fee estimated at $7,500, plus out of pocket expenses. Any stockholder giving a proxy has the power to revoke it at any time prior to the voting thereof.

PAGE

                                  Exhibit A

                            GIBSON GREETINGS, INC.
                     1996 NONEMPLOYEE DIRECTOR STOCK PLAN


                       ARTICLE 1 - Purpose of the Plan

     Section 1.1 The purpose of this Gibson Greetings, Inc. 1996 Nonemployee Director Stock Plan (the "Plan") is to promote the long-term growth of Gibson Greetings, Inc. (the "Company") by providing a vehicle for Nonemployee Directors to increase their proprietary interest in the Company and to attract and retain highly qualified and capable Nonemployee Directors.


                           ARTICLE 2 - Definitions

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     Section 2.1 "Annual Retainer" means the annual cash retainer fee (specifically, not including meeting or chairmanship fees) payable by the Company to a Nonemployee Director for services as a director of the Company, as such amount may be changed from time to time.

     Section 2.2 "Nonemployee Director" means a director of the Company who is not an employee of the Company or a subsidiary thereof nor a former employee receiving severance payments or eligible to receive Company retirement benefits.


                    ARTICLE 3 - Administration of the Plan

     Section 3.1 The Plan shall be administered by the Board of Directors ("Board"). The Board shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

     Section 3.2 No member of the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Nonemployee Director and the Company. Any decision or action taken by the Board with respect to the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

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                     ARTICLE 4 - Issuances Under the Plan

     Section 4.1 Each year, effective as of the close of business on the date upon which the Company's annual meeting of stockholders for that year is held, beginning with the 1996 annual meeting, each Nonemployee Director shall receive shares of Common Stock ($0.01 per value) of the Company ("Shares") in an amount equal to fifty percent (50%) of the Annual Retainer to be paid Nonemployee Directors during the following twelve month period. The number of Shares to be issued to each Nonemployee Director shall be determined by dividing that amount which is fifty percent (50%) of such Annual Retainer by the Fair Market Value of a Share on the date of the annual meeting. Cash shall be paid in lieu of any fractional Share. Fair Market Value means the last reported sales price of a Common Share on the Nasdaq National Market on the day on which such value is to be determined or, if there are no reported sales on such day, then the last reported sales price on the next preceding day on which such a sale was transacted. The Fair Market Value of the Shares issued to each Nonemployee Director shall be deducted from the Annual Retainer otherwise payable to the Nonemployee Director during the following twelve month period.


                          ARTICLE 5 - Participation

     Section 5.1 All Nonemployee Directors of the Company shall participate in the Plan.


                    ARTICLE 6 - Shares Subject to the Plan

     Section 6.1 Subject to adjustment as provided in Article 8, the aggregate number of Shares which may be issued pursuant to the Plan shall not exceed 60,000 Shares, and there are hereby reserved for issuance under the Plan 60,000 Shares.


                    ARTICLE 7 - Amendment and Termination

     Section 7.1 The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner but may not, (i) without stockholder approval, adopt any amendment that would require stockholder approval in order for the Plan or transactions thereunder to qualify for the exemptions provided by Rule 16b-3 under the Securities Exchange Act of 1934, as now or hereafter amended, or (ii) amend the provisions of the Plan governing the amount, price or timing of awards more frequently than once every six months, unless otherwise permitted under the provisions of Rule 16b-3.

     Section 7.2 Unless earlier terminated by the Board, the Plan shall expire on the tenth anniversary of its effective date.

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                      ARTICLE 8 - Adjustment Provisions

     Section 8.1 If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted.


                          ARTICLE 9 - Effective Date

     Section 9.1 The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of the holders of a majority of the Shares represented and entitled to vote at the 1996 annual meeting of stockholders shall become effective as of the date of such approval. If stockholder approval is not obtained at the 1996 annual meeting of stockholders, the Plan shall be null and void.


                          ARTICLE 10 - Miscellaneous

     Section 10.1 Nothing contained in the Plan shall confer upon any Nonemployee Director any special right to continue as a director of the Company.

     Section 10.2 The Plan shall be construed, governed and enforced in accordance with the law of State of Delaware.

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                                 GIBSON GREETINGS, INC.
                     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Harold L. Caldwell, William L. Flaherty and Stephen M. Sweeney, and each of them, attorneys with the powers which the undersigned would possess if personally present, including the power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Gibson Greetings,Inc. to be held in the Tyler Davidson II Room at The Westin Hotel, Cincinnati, Ohio at 12:00 p.m., Eastern Daylight time, on May 23, 1995, and at any adjournments thereof.

     The proxy will be voted as specified. If no specification is made, the proxy shall be voted FOR the nominees listed on the reverse side. As to any other matter or if any of said nominees are not available for election, said attorneys shall vote in accordance with their best judgment.


                     [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

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                                            Gibson Greetings, Inc.
                                            P.O.Box 11084
                                            New York, N.Y. 10203-0084


1.          Election of Directors.

            [ ]   FOR all nominees listed below

            [ ]   WITHHOLD AUTHORITY to vote for all nominees listed below

            [ ]   *EXCEPTIONS

            Nominees: Charles D. Lindberg, Albert R. Pezzillo and
            C. Anthony Wainwright

            (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


            *EXCEPTIONS __________________________________________________

2.          Approval of the Gibson Greetings, Inc. 1996 Nonemployee
            Director Stock Plan.

            [ ]   FOR

            [ ]   AGAINST

            [ ]   ABSTAIN

3. Upon such other business as may properly come before the meeting. (Strike through if you wish authority withheld.)

            [ ]   Mark here if you plan to attend the meeting.

            [ ]   Mark here for address change and note at left.

                                IMPORTANT: Please date and sign exactly as name appears. If shares are held jointly, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                                Dated _________________, 1996
                                _____________________________
                                _____________________________
                                  (Signature of Stockholder)

                                Votes must be indicated  (x) in Black
                                or Blue ink.

Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.